Exhibit 10.1

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (“Agreement”) is made and entered into as of May 8, 2014, by and among NeoStem, Inc., a Delaware corporation (“Parent”), California Stem Cell, Inc., a Delaware corporation (“CSC”), Fortis Advisors LLC, solely in its capacity as the stockholders representative (the “CSC Representative”), and Continental Stock Transfer & Trust Company, a New York corporation (the “Escrow Agent”).

RECITALS

WHEREAS, Parent, NBS Acquistion Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Subco”), NBS Acquisition Sub II, LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (“Subco II”), CSC and the CSC Representative have entered into an Agreement and Plan of Merger dated as of April 11, 2014 (the “Merger Agreement”), pursuant to which, among other things, (a) Subco will merge with and into the CSC (the “First Merger”), with CSC surviving the First Merger, and (b) as soon as practicable thereafter, CSC, as the surviving company of the First Merger, will merge with and into Subco II (the “Second Merger” and together with the First Merger, the “Mergers”), with Subco II surviving the Second Merger as the Surviving Company;

WHEREAS, the Merger Agreement contemplates the establishment of an Escrow Account for the deposit by Parent of a portion of the Merger Consideration to be held in escrow until the Termination Date, and to be subsequently released and distributed to the CSC Representative for distribution to the CSC Securityholders;

WHEREAS, the Merger Agreement contemplates the establishment of a CSC Expenses Escrow Account for the deposit by Parent of a portion of the Merger Consideration to be held in escrow until the first anniversary of the Closing Date (as defined in Merger Agreement), and to be subsequently released and distributed to the CSC Representative for distribution to the CSC Securityholders subject to the terms and conditions of the Merger Agreement; and

WHEREAS, Jason Livingston has resigned in his capacity as the initial CSC Representative and pursuant to Section 8.07(c) of the Merger Agreement, the holders of the majority in interest of the Escrow Amount have appointed Fortis Advisors LLC to fill such vacancy and serve as the CSC Representative in connection with all matters under this Agreement and the Merger Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1. Defined Terms.

1.1 Capitalized terms used herein but not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the Merger Agreement.

1.2 As used in this Agreement, “Escrowed Shares” refers to the 1,332,399 shares of Parent Common Stock being issued and deposited into the Escrow Account pursuant to Sections 3.04(b)(v) and (vii) of the Merger Agreement.

1.3 As used in this Agreement, “CSC Expenses Escrowed Shares” refers to the 252,454 shares of Parent Common Stock being issued and deposited into the CSC Expenses Escrow Account pursuant to Section 3.04(b)(iii) of the Merger Agreement.

Section 2. Escrow and Indemnification.

2.1 Appointment of Escrow Agent; Shares and Stock Powers Placed in Escrow. Continental Stock Transfer & Trust Company is hereby appointed to serve as Escrow Agent hereunder, and Continental Stock Transfer & Trust Company hereby agrees to serve as Escrow Agent hereunder. In accordance with the terms, conditions and procedures of Sections 3.04, 3.05 and 8.05 of the Merger Agreement, promptly at or immediately following the First Effective Time, (a) Parent shall issue certificates for (i) the Escrowed Shares registered in the name of the Escrow Agent evidencing 1,332,399 shares of Parent Common Stock to be held in escrow under this Agreement, and shall deliver or cause such certificates to be delivered to the Escrow Agent, and (ii) the CSC Expenses Escrowed Shares registered in the name of the Escrow Agent evidencing 252,454 shares of Parent

Common Stock to be held in escrow under this Agreement, and shall deliver or cause such certificates to be delivered to the Escrow Agent, and (b) the CSC Representative shall deliver to the Escrow Agent an “assignment separate from certificate” (“Stock Power”) endorsed by it in blank.

2.2 Escrow Account. The Escrow Agent agrees to accept delivery of (i) the Escrowed Shares and to hold the Escrowed Shares in a separate escrow account (such account, the “Escrow Account”), subject to the terms and conditions of this Agreement and the Merger Agreement, and (ii) the CSC Expenses Escrowed Shares and to hold the CSC Expenses Escrowed Shares in a separate account (such account, the “CSC Expenses Escrow Account”), subject to the terms and conditions of this Agreement and the Merger Agreement.

2.3 Voting of Escrow Shares. The Escrow Agent, as record owner of the Escrowed Shares and the CSC Expenses Escrowed Shares, shall exercise all voting rights with respect to such Escrowed Shares and CSC Expenses Escrowed Shares in accordance with Section 3.05 of the Merger Agreement, upon receipt of written instructions from the CSC Representative on behalf of the CSC Securityholders. In the absence of such instructions, the Escrow Agent shall vote the Escrowed Shares and the CSC Expenses Escrowed Shares as directed by Parent. The Escrow Agent shall deliver to the CSC Representative any proxy materials or other documents relating to the Escrowed Shares or the CSC Expenses Escrowed Shares received from time to time by the Escrow Agent from Parent but shall not be obligated to distribute such documents to the CSC Securityholders.

2.4 Reports. Upon the request of either Parent or the CSC Representative, the Escrow Agent shall provide a statement to the requesting party that describes any deposit, distribution or investment activity or deductions with respect to shares of Parent Common Stock held in the Escrow Account or the CSC Expenses Escrow Account, as applicable, in addition to quarterly account statements from the Escrow Agent.

2.5 Dividends, Etc. Parent and the CSC Representative, on behalf of each of the CSC Securityholders, agree that any shares of Parent Common Stock or other property (including ordinary cash dividends) distributable or issuable (whether by way of dividend, stock split or otherwise) in respect of or in exchange for any Escrowed Shares or CSC Expenses Escrowed Shares (including pursuant to or as a part of a merger, consolidation, acquisition of property or stock, reorganization or liquidation involving Parent) shall not be distributed or issued to the beneficial owners of such Escrowed Shares or CSC Expenses Escrowed Shares, as applicable, but rather shall be distributed or issued to and held by the Escrow Agent in the Escrow Account or the CSC Expenses Escrow Account, as applicable. Any securities or other property received by the Escrow Agent in respect of any Escrowed Shares or CSC Expenses Escrowed Shares held in escrow as a result of any stock split or combination of shares of Parent Common Stock, payment of a stock dividend or other stock distribution in or on shares of Parent Common Stock, or change of Parent Common Stock into any other securities pursuant to or as a part of a merger, consolidation, acquisition of property or stock, reorganization or liquidation involving Parent, or otherwise, shall be held by the Escrow Agent as part of the Escrow Account or the CSC Expenses Escrow Account, as applicable.

2.6 Transferability. Except as expressly provided for herein or by operation of law, the interests of the CSC Securityholders in the Escrow Account or the CSC Expenses Escrow Account shall not, in either case, be assignable or transferable.

2.7 Trust Fund. The Escrow Account shall be held as trust funds and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of Escrow Agent, any CSC Securityholder or Parent, respectively, or of any party hereto. The Escrow Agent shall hold and safeguard (i) the Escrow Account until the Termination Date (as defined in Section 3.3 of this Agreement), and (ii) the CSC Expenses Escrow Account until the first anniversary of the Closing Date.

Section 3. Release of Escrow Shares.

3.1 General. (a) Within ten (10) calendar days after (i) thirty (30) calendar days from the date that the Escrow Agent receives written instructions from the Parent (a “Parent Notice”) that have been concurrently delivered by Parent to the CSC Representative and have not been objected to by the CSC Representative within such thirty (30) calendar day period, (ii) joint written instructions from Parent and the CSC Representative (“Joint Instructions”) or (iii) a final and non-appealable order issued by a court of competent jurisdiction (a “Court Order”) relating to the release of (x) any Escrowed Shares from the Escrow Account or (y) any CSC Expenses Escrowed Shares from the CSC Expenses Escrow Account, or (b) in accordance with Section 3.3 hereof with respect to the Escrowed Shares only, the Escrow Agent shall release or cause to be released any such Escrowed Shares or CSC Expenses Escrowed Amounts, as applicable, and any other amounts from the Escrow Account or CSC Expenses Escrowed Account, as applicable, in the amounts, to the Persons and in the manner set forth in such Parent Notice, Joint Instructions, Court Order or, with respect to the Escrowed Shares only, as provided in Section 3.3 of this Agreement, as applicable. If a Notice of Claim is sent under Section 8.05 of the Merger Agreement and the CSC Representative does not provide a Notice of Objection as provided in Section 8.05 within thirty (30) calendar days, the Escrow Agent shall make the distribution requested by the Notice of Claim without action by the CSC Representative.

3.2 Distributions. For purposes of this Agreement, all distributions to the CSC Securityholders shall be made based on the Consideration Spreadsheet, which is attached hereto as Schedule 1, except that no fractional shares shall be issued, and all amounts released from the Escrow Account or the CSC Expenses Escrow Account and distributed by the Escrow Agent to the CSC Securityholders shall be rounded up or down pursuant to Section 3.04(i) of the Merger Agreement. The parties to this Agreement hereby acknowledge that notwithstanding Section 8.05(b)(ii) of the Merger Agreement, the CSC Representative shall have no obligation to distribute amounts released from the Escrow Account to the CSC Securityholders, provided that this shall not limit the CSC Representative’s right to reimbursement from the Escrow Account pursuant to Section 8.07(d) of the Merger Agreement.

3.3 Release of the Escrowed Shares. Promptly following the Termination Date, the Escrow Agent shall release and distribute to the CSC Securityholders (in accordance with the Consideration Spreadsheet) all shares of Parent Common Stock in the Escrow Account that are not subject to an unresolved Notice of Claim. The parties to this Agreement hereby acknowledge that notwithstanding Section 8.05(b)(ii) of the Merger Agreement, the CSC Representative shall have no obligation to distribute amounts released from the Escrow Account to the CSC Securityholders, provided that this shall not limit the CSC Representative’s right to reimbursement from the Escrow Account pursuant to Section 8.07(d) of the Merger Agreement.

3.4 Distributions. Whenever a distribution of a number of shares of Parent Common Stock is to be made pursuant to the terms of this Agreement, the Escrow Agent shall requisition the appropriate number of shares from Parent’s stock transfer agent, delivering to the transfer agent the appropriate stock certificates accompanied by the respective Stock Powers, together with the specific instructions, as appropriate. Within five (5) Business Days prior to the date the Escrow Agent is required to make a distribution of shares of Parent Common Stock or other property (including ordinary cash dividends) to the CSC Securityholders pursuant to the terms of this Agreement, the Escrow Agent shall provide the CSC Representative and the Parent with a notice specifying that a distribution will be made. The Escrow Agent shall make the appropriate distributions to the Persons listed on Schedule 1 in accordance with the terms hereof. Any distributions to Parent pursuant to the terms of this Agreement shall be made to the address set forth in Schedule 2 hereto.

3.5 Disputes. All disputes, claims, or controversies arising out of or relating to Section 3 of this Agreement that are not resolved by mutual agreement between Parent and the CSC Representative shall be resolved solely and exclusively as set forth in Section 8.05 of the Merger Agreement by the CSC Representative and the Parent.

Section 4. Fees and Expenses.

The Escrow Agent shall be entitled to receive, from time to time, fees in accordance with Schedule 3. In accordance with Schedule 3, the Escrow Agent will also be entitled to reimbursement for reasonable and documented out-of-pocket expenses incurred by the Escrow Agent in the performance of its duties hereunder and the execution and delivery of this Agreement. All such fees and expenses shall be paid by Parent.

Section 5. Limitation of Escrow Agent’s Liability.

5.1 The Escrow Agent undertakes to perform such duties as are specifically set forth in this Agreement only and shall have no duty under any other agreement or document, and no implied covenants or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent shall incur no liability with respect to any action taken by it or for any inaction on its part in reliance upon any notice, direction, instruction, consent, statement or other document reasonably believed by it, and in all instances in good faith, to be genuine and duly authorized, nor for any other action or inaction except for its own gross negligence, bad faith or willful misconduct. In all questions arising under this Agreement, the Escrow Agent may rely on the advice of counsel, and for anything done, omitted or suffered in good faith by the Escrow Agent based upon such advice, the Escrow Agent shall not be liable to anyone. In no event shall the Escrow Agent be liable for incidental, punitive or consequential damages.

5.2 Parent and the CSC Representative, acting on behalf of the CSC Securityholders hereby agree to indemnify the Escrow Agent and its officers, directors, employees and agents for, and hold it and them harmless against, any loss, liability or expense incurred without gross negligence, bad faith or willful misconduct on the part of the Escrow Agent, arising out of or in connection with the Escrow Agent’s carrying out its duties hereunder. This right of indemnification shall survive the termination of this Agreement and the resignation of the Escrow Agent.

Section 6. Termination.

This Agreement shall terminate upon the release by the Escrow Agent of the final amounts held in the Escrow Account and the CSC Expenses Account in accordance with Section 3 of this Agreement.

Section 7. Successor Escrow Agent.

7.1 In the event the Escrow Agent becomes unavailable or unwilling to continue as escrow agent under this Agreement, the Escrow Agent may resign and be discharged from its duties and obligations hereunder by giving its written resignation to the parties to this Agreement. Such resignation shall take effect not less than sixty (60) calendar days after it is given to all the other parties hereto. In such event, Parent may appoint a successor Escrow Agent (acceptable to the CSC Representative, acting reasonably). If Parent fails to appoint a successor Escrow Agent within fifteen (15) calendar days after receiving the Escrow Agent’s written resignation, the Escrow Agent shall have the right to apply to a court of competent jurisdiction for the appointment of a successor Escrow Agent. The successor Escrow Agent shall execute and deliver to the Escrow Agent an instrument accepting such appointment, and the successor Escrow Agent shall, without further acts, be vested with all the estates, property rights, powers and duties of the predecessor Escrow Agent as if originally named as Escrow Agent herein. The Escrow Agent shall act in accordance with written instructions from Parent and the CSC Representative as to the transfer of the Escrow Account and the CSC Expenses Escrow Account to a successor Escrow Agent.

7.2 The Escrow Agent may be removed (with or without cause) at any time upon mutual agreement by Parent and the CSC Representative, provided that the Escrow Agent receives no less than thirty (30) calendar days prior written notice of such removal. Upon the effectiveness of such removal, the Escrow Agent shall have no further obligation hereunder except to hold the Escrow Account and the CSC Expenses Escrow Account as depositary. The Escrow Agent shall refrain from taking any action until it receives joint written instructions from Parent and the CSC Representative designating a successor escrow agent. The Escrow Agent shall deliver the Escrow Account and the CSC Expenses Escrow Account to such successor escrow agent in accordance with such instructions.

Section 8. CSC Representative.

Unless and until Parent and the Escrow Agent shall have received written notice of the appointment of a successor CSC Representative, Parent and the Escrow Agent shall be entitled to rely on, and shall be fully protected in relying on, the power and authority of the CSC Representative to act on behalf of the CSC Securityholders.

Section 9. Miscellaneous.

9.1 Attorneys’ Fees. In any action at law or suit in equity to enforce or interpret this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys’ fees and all other reasonable costs and expenses incurred in such action or suit.

9.2 Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

if to Parent:

NeoStem, Inc.
420 Lexington Avenue, Suite 350
New York, NY 10170
Facsimile: (646) 514-7787
Attention: Catherine M. Vaczy, General Counsel

with a copy, which shall not constitute notice, to:

Lowenstein Sandler LLP
65 Livingston Avenue
Roseland, NJ 07068
Facsimile: (973) 597-2565

Attention: Alan Wovsaniker and Ethan Skerry

if to the CSC Representative:

Fortis Advisors LLC
Attention: Notice Department
Facsimile: (858) 408-1843
Email: notices@fortisrep.com

if to the Escrow Agent:

Continental Stock Transfer & Trust Company
17 Battery Place, 8th Floor
New York, NY 10004
Attention: John W. Comer, Jr.
Facsimile: (212) 616-7615

Notwithstanding the foregoing, notices addressed to the Escrow Agent shall be effective only upon receipt, which shall be promptly confirmed by Escrow Agent. If any notice or other document is required to be delivered to the Escrow Agent and any other Person, the Escrow Agent may assume without inquiry that notice or other document was received by such other Person on the date on which it was received by the Escrow Agent.

9.3 Headings. The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

9.4 Counterparts and Exchanges by Facsimile or Other Electronic Transmission. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement. The exchange of a fully executed Agreement (in counterparts or otherwise) by facsimile or other means of electronic transmission shall be sufficient to bind the parties to the terms and conditions of this Agreement.

9.5 Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Subject to Section 3.5 of this Agreement, in any action between the parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement: (a) each of the parties irrevocably and unconditionally consents and submits to the non-exclusive jurisdiction and venue of the state and federal courts located in the State of New York; (b) if any such action is commenced in a state court, then, subject to applicable law, no party shall object to the removal of such action to any federal court located in the State of New York; and (c) each of the parties irrevocably waives the right to trial by jury.
(b) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

9.6 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and each of their respective permitted successors and assigns, if any. No direct or indirect interest in the Escrow Account or the CSC Expenses Escrow Account or the shares of Parent Common Stock held in the Escrow Account or the CSC Expenses Escrow Account may be sold, assigned, transferred or pledged except by operation of law.

9.7 Waiver. No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

9.8 Amendment. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of Parent, the CSC Representative and the Escrow Agent; provided, however, that any amendment executed and delivered by the CSC Representative shall be deemed to have been approved by and duly executed and delivered by all of the CSC Securityholders.

9.9 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

9.10 Parties in Interest. Except as expressly provided herein, none of the provisions of this Agreement, express or implied, is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns, if any.

9.11 Entire Agreement. This Agreement and the Merger Agreement set forth the entire understanding of the parties hereto relating to the subject matter hereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof.

9.12 Cooperation. The CSC Representative on behalf of the CSC Securityholders and Parent agree to cooperate fully with each other and the Escrow Agent and to execute and deliver such further documents, certificates, agreements, stock powers and other instruments and to take such other actions as may be reasonably requested by Parent, the CSC Representative or the Escrow Agent to evidence or reflect the transactions contemplated by this Agreement and to carry out the intent and purposes of this Agreement.

9.13 Construction.

(a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neutral genders; the feminine gender shall include the masculine and neutral genders; and the neutral gender shall include masculine and feminine genders.

(b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c) As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(d) Except as otherwise indicated, all references in this Agreement to “Sections,” “Schedules” and “Exhibits” are intended to refer to Sections of this Agreement, Schedules to this Agreement and Exhibits to this Agreement.

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IN WITNESS WHEREOF, the parties have duly caused this Agreement to be executed as of the day and year first above written.

IN WITNESS WHEREOF, the parties have duly caused this Agreement to be executed as of the day and year first above written.

NEOSTEM, INC.
/s/ Robin L. Smith
Name: Robin L. Smith, M.D., M.B.A.
Title: Chairman and Chief Executive Officer

CALIFORNIA STEM CELL, INC.
/s/ Hans Keirstead
Name: Hans Keirstead
Title:
CSC REPRESENTATIVE
By: /s/ Ryan Simkin
Name: Fortis Advisors LLC
CONTINENTAL STOCK & TRANSFER COMPANY
Name: John W. Comer, Jr. Title: Vice President